UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 14, 2008

OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e)     Oshkosh Corporation, a Wisconsin corporation (the “Company”), has previously had in effect Key Executive Employment and Severance Agreements with its chief executive officer, chief financial officer and other named executive officers of the Company. On July 14, 2008, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved a revised form of Key Executive Employment and Severance Agreement (the revised form of which is herein referred to as the “Revised KEESA”) that the Company will enter into with such executive officers. The Committee approved the Revised KEESA to revise the existing form of Key Executive Employment and Severance Agreement so that the terms of the agreement comply with the requirements and limitations of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and for other limited purposes.

        Under the Revised KEESA, after a change in control of the Company (as defined in the Revised KEESA), if the Company terminates the executive’s employment other than by reason of death, disability or for cause (as defined in the Revised KEESA), then the executive is entitled to a cash termination payment and other benefits. The executive is also entitled to a cash termination payment and other benefits if, after the change in control of the Company, the executive terminates his employment for good reason (as defined in the Revised KEESA). The termination payment will be equal to the sum of the executive’s annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount that he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the Revised KEESAs provide for outplacement services and continuation for up to three years of life and disability insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The Revised KEESAs provide that if the payments under the agreement are an “excess parachute payment” for purposes of the Code or subject to taxes imposed by Section 409A of the Code, then in both cases the Company will pay the executive the amount necessary to offset the applicable taxes that the Code imposes and any additional taxes on these payments.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: July 18, 2008	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary